UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

BJ SERVICES COMPANY

(Exact name of registrant as specified in the charter)

Delaware	001-10570	63-0084140
(State or other jurisdiction of incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

5500 Northwest Central Drive Houston, Texas	77092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 462-4239

Item 5. Other Events and Regulation FD Disclosure.

On July 22, 2004, BJ Services Company issued a news release announcing the initiation of regular quarterly dividends on BJ Services’ common stock and the declaration of a quarterly dividend. A copy of the news release is attached as Exhibit 99.1 and is incorporated into this Item 5 by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit
99.1	News Release dated July 22, 2004 announcing initiation of regular quarterly dividend.

Item 9. Regulation FD Disclosure.

As discussed during a conference call regarding the Company’s third quarter results held on Wednesday, July 21, 2004, at 9:00 a.m. Central Time, management of BJ Services Company indicated that it expects to achieve earnings per share of between $2.16 and $2.18 for its fiscal year ended September 30, 2004. It also indicated that it expects to achieve earnings per share of between $2.35 and $2.41 for the 2004 calendar year. The publicly announced conference call was available via real-time webcast and is available for replay on the Company’s website at www.bjservices.com.

This report contains forward-looking statements within the meaning of the Securities Litigation Reform Act that involve risks and uncertainties, including oil and gas price volatility, variations in demand for our services, operational and other risks, and other factors described from time to time in the Company’s publicly available SEC reports, which could cause actual results to differ materially from those indicated in the forward-looking statements. In this report, the words “expect,” “estimate,” “project,” “believe,” “achievable” and similar words are intended to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

By:	/s/ T.M. Whichard
Name:	T.M. Whichard
Title:	Vice President and Chief Financial Officer

Date: July 23, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release issued July 22, 2004